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                                                               EXHIBIT 99.(a)(5)

                               G&L Realty Corp.

                          Offer to Purchase for Cash
                  Up to 1,000,000 Shares of its Common Stock
                    at a Purchase Price of $10.50 Per Share

                                                                October 1, 1999

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated October 1, 1999, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by G&L Realty Corp., a Maryland corporation (the "Company"), to purchase for cash up to 1,000,000 shares of its common stock, $0.01 par value (the "Shares"), at a price of $10.50 per Share, upon the terms and subject to the conditions of the Offer. Also enclosed is certain other material related to the Offer, including a letter, dated October 1, 1999, from Daniel M. Gottlieb, Chief Executive Officer, and Steven D. Lebowitz, President, of the Company, to stockholders of the Company.

  The Company will pay a price of $10.50 per Share (the "Purchase Price") for Shares validly tendered pursuant to the Offer. The Company will purchase 1,000,000 Shares (or such lesser number of Shares as are validly tendered) pursuant to the Offer. All Shares validly tendered prior to the Expiration Date will be purchased at the Purchase Price, payable to the seller in cash upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all Shares that are not validly tendered, and Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

  If, prior to the Expiration Date, more than 1,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) are validly tendered, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from Odd Lot Owners (as defined in Section 2 of the Offer to Purchase) who validly tender all of their Shares at the Purchase Price, and then on a pro rata basis, if necessary, from all other stockholders whose Shares are validly tendered at the Purchase Price.

  We are the holder of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to the instructions you set forth on the attached instruction form. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

  Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

  We call your attention to the following:

  1. You may tender any number of your Shares at the Purchase Price of $10.50 a share, payable to you in cash.

  2. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer.

  3. The Offer, proration period, and withdrawal rights will expire at 11:59 p.m., New York City time, on October 29, 1999, unless the Company extends the Offer.

  4. The Offer is for up to 1,000,000 Shares, constituting approximately 26.0% of the Shares outstanding as of September 30, 1999.

  5. Subject to Instruction 7 of the Letter of Transmittal, tendering stockholders will not be obligated to pay any stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.
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  6. If you owned beneficially as of the close of business on September 30,
1999 an aggregate of less than 100 Shares, you instruct us to tender on your behalf all the Shares of which we are the holder of record before the expiration of the Offer and you check the appropriate space in the box captioned "Odd Lots" in the attached Instruction Form, the Company will accept all such Shares for purchase before proration, if any, of the purchase of other Shares validly tendered.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

  YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON FRIDAY, OCTOBER 29, 1999, UNLESS THE COMPANY EXTENDS THE OFFER.

  As described in Section 1 of the Offer to Purchase, if before the Expiration Date more than 1,000,000 Shares (or such greater number of Shares as the Company elects to purchase) are validly tendered, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

  (a) first, all Shares validly tendered at the Purchase Price prior to the Expiration Date by any Odd Lot Owner (as defined in Section 2 of the Offer to Purchase) who:

    (1) tenders all Shares beneficially owned by such Odd Lot Owner (partial tenders will not qualify for this preference); and

    (2) completes the section captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

  (b) then, after purchase of all of the foregoing Shares, all other Shares validly tendered before the Expiration Date on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares).

  The Offer is not being made to, nor will the Company accept tenders from, holders of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or blue sky laws of such jurisdiction. The Company is not aware of any jurisdiction in which the making of the Offer or the tender of Shares would not be in compliance with the laws of such jurisdictions. However, the Company reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Company makes a good faith effort to comply with any state law deemed applicable to the Offer, if it cannot do so, the Company believes that the exclusion of holders residing in such jurisdictions is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                       Instruction Form With Respect to
       Offer to Purchase for Cash up to 1,000,000 Shares of Common Stock

                                      of

                               G&L Realty Corp.

                    At a Purchase Price of $10.50 Per Share

  The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer to Purchase dated October 1, 1999 and related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by G&L Realty Corp., a Maryland corporation (the "Company"), to purchase for cash 1,000,000 shares of its common stock, $0.01 par value (the "Shares"), at the price of $10.50 per Share upon the terms and subject to the conditions of the Offer.

  The Company will purchase up to 1,000,000 shares. If more than 1,000,000 shares are tendered, the Company will prorate the number of shares offered pursuant to Section 1 of the Offer to Purchase.


 [_] By checking this box, all Shares held by us for your account will be tendered at $10.50 per Share. If less than all of the Shares are to be tendered, please check the box below and indicate the aggregate number of shares to be tendered by us.

            [   ]      Shares (1)
 --------
 (1) Unless otherwise indicated, it will be assumed that all Shares held for the account of the undersigned are to be tendered.


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                                    ODD LOTS

 [_] By checking this box, the undersigned represents that the undersigned owned beneficially, as of the close of business on September 30, 1999, an aggregate of less than 100 Shares, and is tendering or is instructing the applicable record holder(s) to tender all such Shares at $10.50 per Share.

                                 SIGNATURE BOX

 Signature(s): _______________________________________________________________

 Dated: ______________________________________________________________________

 Name(s) and Address(es): ____________________________________________________
                                (please print)

 Area Code and Telephone Number: _____________________________________________